Exhibit 10.2

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Agreement”) is entered into as of October 21, 2026, by and between (a) WESTERN ALLIANCE BANK, an Arizona corporation (“Western Alliance Bank”), in its capacity as administrative agent and collateral agent for the Lenders (“Agent”), (b) Western Alliance Bank, as a Lender, an Issuing Lender and the Swingline Lender and (c) each of (i) EVERQUOTE, INC., a Delaware corporation (“Company”) and (ii) BATNAC, LLC, a Delaware limited liability company (“Batnac Sub”, together with Company, jointly and severally, individually and collectively, “Borrower”).

Recitals

A. The parties hereto have entered into that certain Credit Agreement dated as of August 1, 2025 (as amended by that certain Consent and First Amendment to Credit Agreement, dated as of August 3, 2026, and as the same may from time to time be amended, modified, supplemented or restated, including, without limitation, by that certain Joinder to Credit Agreement, dated as of August 3, 2026, collectively, the “Credit Agreement”). Lenders have extended credit to Borrower for the purposes permitted in the Credit Agreement.

B. Borrower has requested that Agent and Lenders enter into this Amendment to make certain revisions to the Credit Agreement as more fully set forth herein. Agent and Lenders are willing to do so on the terms and subject to the conditions set forth in this Amendment.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.
Definitions. Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Credit Agreement.
2.
Amendments to Credit Agreement. On the Second Amendment Effective Date:
2.1
Section 1.1 (Defined Terms). The following terms and their respective definitions are added or amended and restated in Section 1.1 of the Credit Agreement, as appropriate, to read as follows:

“Second Amendment Agreement”: that certain Second Amendment to Credit Agreement, dated as of October 21, 2026, by and among the parties hereto.

“Second Amendment Effective Date”: as defined in the Second Amendment Agreement.

2.2
Section 7.5(b) of the Credit Agreement hereby is amended and restated in its entirety and replaced with the following:

“(b) the Company may purchase, redeem or otherwise acquire its Capital Stock pursuant to any stock repurchase or similar plan approved by the Board of Directors of the Company; provided that (i) the aggregate amount of all such repurchases made pursuant to this clause (b) during any given calendar month, together with the aggregate amount of all Investments made pursuant to Section 7.6(n) during such calendar month, shall not exceed the trailing three (3)-month Consolidated Adjusted EBITDA, calculated based on the most recently delivered financial statements pursuant to Section 6.1, and (ii) the aggregate amount of all such repurchases made pursuant to this clause (b) on and after the Second Amendment Effective Date, without regard to any repurchases made prior to such date, during the term of this Agreement shall not exceed Seventy-Five Million Dollars ($75,000,000).”

2.3
Section 7.6(n) of the Credit Agreement hereby is amended and restated in its entirety and replaced with the following:

“(n) additional Investments by Borrower in entities that are neither Group Members nor Loan Parties, in an amount not to exceed Fifteen Million Dollars ($15,000,000) individually or in the aggregate in any fiscal year; provided, however, that (i) the aggregate amount of all such Investments made pursuant to this clause (n) during any given calendar month, together with the aggregate amount of all repurchases made pursuant to Section 7.5(b) during such calendar month, shall not exceed the trailing three (3)-month Consolidated Adjusted EBITDA, calculated based on the most recently delivered financial statements pursuant to Section 6.1, and (ii) no Default or Event of Default shall have occurred and be continuing or would result therefrom.”

2.4
Attachment 4 to Compliance Certificate. Attachment 4 to the form of Compliance Certificate attached as Exhibit B to the Credit Agreement hereby is amended and restated in its entirety and replaced with the form of Attachment 4 attached hereto as Annex A.
3.
Limitation of Agreement.
3.1
This Agreement is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Agent or Lenders may now have or may have in the future under or in connection with any Loan Document.
3.2
This Agreement shall be construed in connection with and as part of the Loan Documents, and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
4.
Representations and Warranties. To induce Agent and Lenders to enter into this Agreement, Borrower hereby represents and warrants to Agent and Lenders as follows:
4.1
Immediately after giving effect to this Agreement (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (b) no Default or Event of Default has occurred and is continuing. Borrower understands and agrees that in modifying the existing Obligations, Agent and Lenders are relying upon Borrower’s representations, warranties, and agreements, as set forth in the Loan Documents;
4.2
Borrower has the power and authority to execute and deliver this Agreement and to perform its obligations under the Credit Agreement, as amended by this Agreement;
4.3
The most recent copies of the organizational documents of Borrower delivered to Agent on or prior to the date hereof remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
4.4
The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Credit Agreement, as amended by this Agreement, have been duly authorized by all necessary action on the part of Borrower; and
4.5
The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Credit Agreement, as amended by this Agreement, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower.
4.6
The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Credit Agreement, as amended by this Agreement, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and
4.7
This Agreement has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
5.
Ratification of Intellectual Property Security Agreement. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of each Intellectual Property Security Agreement dated as of the Closing Date, and acknowledges, confirms and agrees that said Intellectual Property Security Agreement (a) contains an accurate and complete listing of all Intellectual Property that constitutes a portion of the Collateral, and (b) shall remain in full force and effect.
6.
Ratification of Collateral Information Certificate. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in the Collateral Information Certificate and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Agent in the Collateral Information Certificate have not changed as of the date hereof.
7.
Prior Agreement. The Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Agent, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations. This Agreement is not a novation and the terms and conditions of this Agreement shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. In the event of any conflict or inconsistency between this Agreement and the terms of such documents, the terms of this Agreement shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.
8.
Integration. Except as expressly modified pursuant to this Agreement, the terms of the Loan Documents remain unchanged and in full force and effect. This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.
9.
Conditions to Effectiveness. The parties hereto agree that the obligations of Agent and Lenders herein shall be effective upon the satisfaction of each of the following conditions precedent, each in form and substance satisfactory to Agent in its sole discretion (the date of this satisfaction of such conditions precedent referred to herein as the “Second Amendment Effective Date”):
(a)
the due execution and delivery to Agent of (i) this Agreement by each party hereto;
(b)
a good standing certificate of Borrower, certified by the Secretary of State of Delaware, dated as of no earlier than thirty (30) days prior to the date hereof;
(c)
Borrower’s payment of Agent’s legal fees and expenses incurred in connection with this Agreement; and
(d)
Such other documents or evidence as the Agent may reasonably request to effectuate the terms of this Amendment.
10.
Miscellaneous.
10.1
This Agreement shall constitute a Loan Document under the Credit Agreement; the failure to comply with the covenants contained herein shall constitute an Event of Default under the Credit Agreement; and all obligations included in this Agreement (including, without limitation, all obligations for the payment of principal, interest, fees, and other amounts and expenses) shall constitute obligations under the Credit Agreement and secured by the Collateral.
10.2
Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.
10.3
The Loan Documents are hereby amended wherever necessary to reflect the changes described above.
10.4
Section 10.10 of the Credit Agreement applies to this Agreement mutatis mutandis.
10.5
This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

BORROWER: EVERQUOTE, INC. By: /s/ Joseph Sanborn Name: Joseph Sanborn Title: Chief Financial Officer BATNAC, LLC By: /s/ Joseph Sanborn Name: Joseph Sanborn Title: Chief Financial Officer

ADMINISTRATIVE AGENT: WESTERN ALLIANCE BANK By: /s/ Darren Gastrock Name: Darren Gastrock Title: Managing Director

LENDER: WESTERN ALLIANCE BANK, as Issuing Lender, Swingline Lender and as a Lender By: /s/ Darren Gastrock Name: Darren Gastrock Title: Managing Director